UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2006, the Administrator of the Microsemi Corporation 1987 Stock Plan, as amended (the “1987 Stock Plan”), adopted the Form of Notice of Stock Option Grant and Employee Stock Option Agreement attached hereto and filed herewith as Exhibit 10.109.1; these forms are for grants to employees on or after March 28, 2006 until some other form or forms are adopted by the Administrator, in its discretion.

The new forms provide that, to the maximum extent permitted by law, an option granted to an employee pursuant to the 1987 Stock Plan is intended to qualify as an Incentive Stock Option (“ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended. To the extent that such an option fails in whole or in part to qualify as an ISO for any reason, the option shall constitute a non-qualified stock option.

The forms mentioned above are filed as an exhibit to this Report pursuant to Rule 601 of Regulation S-K. The descriptions in this Report are qualified in their entirety by this reference to the exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.109.1	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after March 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: March 29, 2006	/s/ DAVID R. SONKSEN
David R. Sonksen Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.109.1	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after March 28, 2006